CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 333-15265 on Form N-1A of our reports dated as stated below, relating to the financial statements and financial highlights of the funds identified below (the “Funds”), appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2010. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Fund	Report Dated
BlackRock International Index Fund of BlackRock Index Funds, Inc.	February 28, 2011
Master International Index Series of Quantitative Master Series LLC	February 25, 2011
BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.	February 28, 2011
Master Small Cap Index Series of Quantitative Master Series LLC	February 24, 2011

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 29, 2011